As Filed with the Securities and Exchange Commission August 12 _ 2008

Registration No.: 333-151148

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1  FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAMPTONS EXTREME, INC.

Delaware	SIC 3849	20-8731646
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number.)

509 S. San Clemente Street Ventura, California 93001 (805) 754-9805
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mr. John Delaney, President 509 S. San Clemente Street Ventura, California 93001 (805) 754-9805
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)
Copies of all communication to: Frank J. Hariton, Esq. 1065 Dobbs Ferry Road White Plains, New York 10607 Telephone (914) 674-4373 Fax (914) 693-2963

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this prospectus

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mar whether the registrant is a large accelerated filer, a non accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐                  Accelerated Filer   ☐

Non-accelerated Filer ☐                      Smaller Reporting Company  ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $.0001 per share (1)	150,000	$1.00	$150,000	$19.13 *

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $1.00 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $1.00 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $1.00.   There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

* Previously Paid

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

HAMPTONS EXTREME, INC.

509 S. San Clemente Street

Ventura, California 93001

Up to 150,000 Shares of Common Stock

Offering Price: $1.00 per share

As of August 5, 2008 we had 1,037,000 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 150,000 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market and, although we intend to initiate steps to have our common stock quoted on the Over the Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority ("FINRA") upon the effectiveness of the registration statement of which this prospectus is a part, we may not be successful in such efforts, and our common stock may never trade in any market.  We have not yet contacted any broker-dealer to request that they apply to have our stock included on the OTCBB.

Selling stockholders selling pursuant to this prospectus will sell at a fixed price of $1.00 per share until our common shares are quoted on the OTCBB or another market and thereafter at prevailing market prices, or privately negotiated prices.

We are a start up venture intending to engage in the business of designing, manufacturing and marketing surfboards and related equipment.  We will require substantial additional capital contributions for our business to become fully operational.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August   , 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUMMARY OF OUR OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

OUR PROPOSED BUSINESS

Hamptons Extreme, Inc. (“we” “us” or “the company”) is a development stage company formed in 2007 to engage in the design, manufacture, distribution and marketing of surfboards and related equipment.  We have no significant financial resources and no revenues to date. Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we will have to delay the implementation of our business strategy.

We believe that the exit of certain large manufacturers from the market due to the costs of complying with environmental regulations presents us with a unique market opportunity.   If we are able to have our stock included on the OTCBB we intend to thereafter  raise an additional $625,000 to $2,150,000 in private equity capital, rent manufacturing space, purchase the required equipment and design and produce surfboards and related equipment.  We can not be certain that we will be able to raise additional funds and become operational.

We were incorporated in March 2007, under the laws of the State of Delaware and have not commenced manufacturing, marketing or sales of our product. Our headquarters are presently located at 509 S. San Clemente Street, Ventura, California 93001, which is the residence of our Chief Executive Officer, and our telephone number is (805) 754-9805. We are developing  to establish a web site, www.hamptonsextremesurf.com, to help in marketing our product. We do not presently maintain a web site, but plan to do so when and if we receive the proceeds of any financing and any information that may appear on our web site once it is operational should not be deemed to be a part of this prospectus.

About This Offering

The Offering

Securities being offered:     Up to 150,000 shares of common stock, par value $0.0001, by the selling stockholders.

Offering price per share:     $1.00.

Offering period:                   The shares will be offered on a time-to-time basis by the selling stockholders.

Net proceeds:                       We will not receive any proceeds from the sale of the shares.

Use of proceeds:                  We will not receive any proceeds from the sale of the shares.

Number of Shares of Common Stock and Preferred Stock Authorized and Outstanding:

20,000,000 shares of common stock authorized, 1,037,000 shares issued and outstanding,

1,000,000 shares of blank check preferred stock authorized – none issued.

There is no trading market for our shares. We intend to find a broker dealer to sponsor us for inclusion on the Over the Counter Bulletin Board and thereafter we hope that a trading market will develop. To date we have not contacted any broker-dealer to act as a sponsor for our stock. Selling stockholders will sell at a fixed price of $1.00 per share until our common shares are quoted on the Over-the-Counter Bulletin Board or another market and thereafter at prevailing market prices, or privately negotiated prices.

Selected Financial Information

BALANCE SHEET DATA	At December 31, 2007	At March 31, 2008 (Unaudited)

Cash:	$10,479	$9,705
Total assets:	$10,479	$9,705
Accrued expenses:	$13,706	$10,206
Total liabilities:	$13,706	$10,206
Deficit accumulated during the development stage:	$(27,327)	$(35,601)
Total stockholders’ deficit:	$(3,227)	$(501)

STATEMENT OF OPERATIONS DATA:	For the Period from March 19, 2007 (inception) through December 31, 2007	For the Period from March 19, 2007 (inception) through March 31, 2008 (Unaudited)

Revenues:	$-	$-
Operating expenses:	$27,327	$35,601
Net loss:	$(27,327)	$(35,601)

The foregoing summary information is qualified by and should be read in conjunction with our audited financial statements and accompanying footnotes.

RISK FACTORS

You should carefully consider the following factors in evaluating our business, operations and financial condition. The occurrence of any the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We are not yet operational and will require substantial additional funds. We intend to enter the business of designing, manufacturing and marketing surfboards and related equipment.  We believe that these markets present an opportunity for us.

However, we have not yet hired any personnel, acquired the necessary equipment or otherwise begun operations. Our activities to date have mostly been organizational and developmental (pre-operational). We believe that our presently available funds and our financing commitments will be sufficient to meet our anticipated needs for our business plan in the pre-operational stage for at least the next twelve months. We will need to raise additional funds of $625,000 to $2,150,000 to further develop our product and additional funds to truly become operational, implement our business plan, bring our product to market, respond to competitive pressures or acquire complementary businesses or technologies. We may also need to raise funds if our available funds decrease during our various operational stages. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced and stockholders may experience dilution. Moreover, such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund our expansion, take advantage of unanticipated acquisition opportunities, develop or enhance new product offerings or respond to competitive pressures. We have no commitments to raise the additional capital we will need to become operational. Thus we may never become operational and, even if we do, we may not have sufficient funds to grow to meet demand if we are successful and investors may lose their entire investment.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following  the effective  date of our  registration  statement  of which  this prospectus is a part,  we will be required to file  periodic  reports with the Securities and Exchange  Commission  pursuant to the Securities  Exchange Act of 1934 and the  rules and  regulations  promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these  professionals  for such services  cannot be accurately  predicted at this time because factors such as the number and type of  transactions  that we engage in and the complexity of our reports  cannot be  determined  at this time and will have a major affect on the  amount of time to be spent by our  auditors  and  attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release 33-8934 on June 26, 2008 we will be required, beginning with our year ending December 31, 2009, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the year ending December 31, 2009. Furthermore, in the following year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Neither of our officers has previous experience in managing a public company, we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our independent auditors have expressed doubt about our ability to continue as a going concern. We received a report on our financial statements for the period from March 19, 2007 (inception) through December 31, 2007 from our independent registered public accounting firm that includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. The report expressed doubt about our ability to continue as a going concern because we are not operational and have limited resources. We can offer no assurance that the actions we plan to take to address these conditions will be successful. Inclusion of a “going concern qualification” in the report of our independent accountants may have a negative impact on our ability to obtain financing and may adversely impact our stock price in any market that may develop.

Our ability to hire additional personnel is important to the continued growth of our business. Our continued success depends upon our ability to attract and retain a group of motivated design, manufacturing and marketing professionals. Our growth may be limited if we cannot recruit and retain a sufficient number of people.  We cannot guarantee that we will be able to hire and retain a sufficient number of qualified personnel.

Mr. Delaney, our president, has made all decisions concerning his compensation. There is no employment contract with Mr. Delaney at this time. Nor are there any agreements for compensation in the future. Mr. Delaney’s future compensation is not fixed or based on any percentage calculations. He will make all decisions determining the amount and timing of his compensation. He will continue making decisions about the timing and amount of his compensation until we have a sufficient number of directors to establish a compensation committee of the board of directors. Mr. Delaney’s decisions about his compensation may not be in the best interests of other shareholders.

We face substantial competition. Presently the surfing products manufacture industry is diverse with no dominant participant.  Smaller companies either distinguish their product so that they can sell at premium prices or operate on small margins.  As a result we will face intense competition.  A large part of our effort will be directed to being recognized by retailers and carried in their outlets and catalogs.  We cannot promise whether our marketing efforts will be successful and as a result we may never achieve sustainable operating results.

Our success depends to a large extent upon the continued service of key managerial and technical employees and our ability to attract and retain qualified personnel. Specifically, we are highly dependent on the ability and experience of our key employees, John Delaney, our president and CEO, and Brien Reidy, our vice president and secretary. The loss of either Mr. Delaney or Mr. Reidy would present a significant setback for us and could impede the implementation of our business plan. There is no assurance that we will be successful in acquiring and retaining qualified personnel to execute our current plan of operations.

Our president/CEO and our vice president/secretary each serves us on a part time basis and conflicts may arise. Mr. Delaney and Mr. Reidy each devotes only a small portion of his time to our operations. Until we receive proceeds from our financing efforts, we anticipate that each of Mr. Delaney and Mr. Reidy will devote 10% to 20% of his time to our business.  If we receive the proceeds of a financing, both Mr. Delaney and Mr. Reidy will commence working for us on a full time baisis.   Since they each also have other outside commitments, it is inevitable that conflicts will arise in his allocation of their time and effort. While they will seek to give us sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of our key personnel.

The ability of our president to control our business will limit minority shareholders' ability to influence corporate affairs. Our president, John Delaney, owns 985,000 or approximately 95.0% of our 1,037,000 issued and outstanding shares. Even if he were to sell all of his shares that are covered by this prospectus, he would still own 887,000 shares or approximately 85.5% of our issued and outstanding shares. Because of his stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses; may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

If we do not receive additional financing we will not become operational. We require between $625,000 and $2,150,000 in debt or equity financing. Our management believes that it will be able to raise funds for us after this registration statement becomes effective and after we commence trading on the Over the Counter Bulletin Board (“OTCBB”). However, we cannot be certain that we will accomplish these goals or that, even if we do, that additional funds will be raised. No one has committed to invest the money we need to become operational. If we cannot become operational, we will eventually be required to abandon our plans and, unless we can find a suitable acquisition or merger partner our shareholders will lose their investment. We have not located any suitable potential merger partner because we intend to proceed with our business.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending December 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We may not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

We have not conducted market studies.  We have not conducted any formal market studies to determine whether our line of surfboarding products will fill an actual need or would be accepted in the market and, if it would be accepted, at what price point.  We also have not determined our costs of manufacture so we cannot determine if we can profitably manufacture and market our proposed product.

We intend to engage in a large-scale manufacturing and marketing operation and we may have difficulty managing our growth and expanding our operations successfully.

If we successfully launch our surfboard line, we will need to expand our design, manufacturing, sales and marketing and on-going development capabilities.  We do not intend to out-source these core functions. As our operations expand, we expect that we will need to manage additional relationships with various partners, suppliers, and other organizations. Our ability to manage our operations and growth requires us to continue to improve our information technology infrastructure, operational, financial and management controls and reporting systems and procedures. Such growth could place a strain on our administrative and operational infrastructure that is presently non-existent. We may not be able to make improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.

Risks Related to Our Common Stock

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations. Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. We have not obtained a market maker to file an application with the FINRA on our behalf so as to be able to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Our board of directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares. We are authorized to issue up to 1,000,000 shares of preferred stock, $0.0001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time. Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the

 Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions that are likely to create a lack of liquidity and make trading difficult or impossible. Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•              the basis on which the broker or dealer made the suitability determination, and

•              that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount. All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell their shares  As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws to the extent they prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.

Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 150,000 of our 1,037,000 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

From March 2007 through May 22, 2008, 1,037,000 shares of common stock were issued to 37 individuals:

Upon our formation we issued 985,000 shares to John Delaney, our founder, director and CEO/President.

Upon our formation we also issued 15,000 shares to our counsel Frank J. Hariton.

An additional 37,000 shares were issued to 35 shareholders for $37,000 paid in cash. These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of the date of this prospectus, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITYHOLDER      SHARES OWNED                    SHARES OFFERED              SHARES OWNED

AND RELATIONSHIP TO                (NUMBER AND                                                                    (NUMBER AND

THE COMPANY OR ITS               PERCENTAGE)                                                                          PERCENTAGE)

AFFILIATES, IF ANY                        BEFORE OFFERING                                                             AFTER OFFERING

John Delaney,	985,000	95.00%	98,000	887,000	85.50%
President, CEO and Director
Frank J. Hariton, Counsel	15,000	1.40%	15,000	0	0%
Danielle E Fuller-Denardo &
Michael T. Denardo JTWROS (1)	1,000	*	1,000	0	0%
Timothy B. Watkins	1,000	*	1,000	0	0%
Michael Drumond	1,000	*	1,000	0	0%
Sona Holdings	1,000	*	1,000	0	0%
Mario Targoni	1,000	*	1,000	0	0%
Michael E. McCreesh	1,000	*	1,000	0	0%
Robert Jurgens	1,000	*	1,000	0	0%
Rory McCreesh	1,000	*	1,000	0	0%
Robert T. Wilso	1,000	*	1,000	0	0%
Anne Ford-Spoleti	1,000	*	1,000	0	0%
Vincent Schiavoni	1,000	*	1,000	0	0%
David A. Falkowski	1,000	*	1,000	0	0%
Micheal J. Accavallo	1,000	*	1,000	0	0%
Maire Mangano	2,000	*	2,000	0	0%
John Pawlukojc	1,000	*	1,000	0	0%
Jared Schiavoni	2,000	*	2,000	0	0%
Janette Goodstein	1,000	*	1,000	0	0%
Maire Follenius	1,000	*	1,000	0	0%
David J. Nizen	1,000	*	1,000	0	0%
Lenore Manno	2,000	*	2,000	0	0%
Clifford Follenius	1,000	*	1,000	0	0%
Eugene Grossane	1,000	*	1,000	0	0%
Keri L. Sarlo	1,000	*	1,000	0	0%
Mark Dombroski	1,000	*	1,000	0	0%
Denise Ortega	1,000	*	1,000	0	0%
Jason Fillipowicz	1,000	*	1,000	0	0%
John Cariddi	1,000	*	1,000	0	0%
Diane Montross	1,000	*	1,000	0	0%
Alexander Manno	2,000	*	2,000	0	0%
Andrew Weiss	1,000	*	1,000	0	0%
Catherine S. Annacone	1,000	*	1,000	0	0%
Thomas Pio	500	*	500	0	0%
Deborah Pio	500	*	500	0	0%
Nicole Pio	500	*	500	0	0%
Dominique Pio	500	*	500	0	0%

Total	1,037,000	100.00%	150,000	887,000	85.3%

* Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

(1) JTWROS means Joint Tenants with Right of Survivorship.

John Delaney, our CEO/president is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering.  His current intention is to remain as our officer regardless of whether he sells a substantial portion of his stockholding in us. He is nevertheless offering 98,000 shares of his shareholder interest in this offering (approximately 9.5% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 10,000 shares) of all outstanding shares every three months in accordance with Rule 144. As our officer/control person, Mr. Delaney may not avail himself of the provisions of Rule 144( which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $1.00 per share until our common shares are quoted on the Over the Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices, or privately negotiated prices.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. 1,000,000 of our outstanding shares were issued at $0.0001 in March 2007 and 37,000 of our outstanding shares were issued at $1.00 per share between June 2007 and May 2008. Accordingly, in determining the offering price, we selected $1.00 per share, which was the highest and most recent price at which we have issued our shares.

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•              on any market that might develop;

•              in transactions other than market transactions;

•              by pledge to secure debts or other obligations;

•              purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•              in a combination of any of the above.

Selling stockholders will sell at a fixed price of $1.00 per share until our common shares are quoted on the Over the Counter Bulletin Board or another quotation medium and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers. No broker–dealer participating in the distribution of the shares covered by this prospectus may charge commissions in excess of 7% on any sales made hereunder.

Affiliates and/or promoters of the Company who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in the Company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in our registration statement as required and filing the agreement as an exhibit to the registration statement.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by the FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES – BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

 We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with "manual" exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor's Corporate Manual or another acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONSULTANTS

Our directors, officers and consultants are as follows:

Name                                     Age                                         Position(s)

John Delaney                      23                                              President, Chief Executive Officer and a Director

Brien Reidy                          57                                          Vice President and Secretary

Term and Family Relationships

Our director currently has terms which will end at our next annual meeting of the stockholders or until successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. We only have one officer and director and no family relationships exist among our officers, directors and consultants.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Business Experience

John Delaney was elected a director, and president and CEO upon our formation in 2007.  He has been involved in the sport of surfing for 10 years. Over those 10 years he has purchased approximately 100 surfboards, of various sizes and materials. While he was attending the University of California, Santa Barbara (“UCSB”) he competed on their surf team and held a part time job at J7 surfboards, a local manufacturer from September of 2005 to June of 2007. Mr. Delaney worked on various manufacturing tasks at J7, including sanding and shaping boards and retail sales. He received a B.A. Degree in Economics from UCSB in 2007 with an emphasis in Environmental Economics.

Brien Reidy was elected our Vice President and Secretary in August 2008.  He has operated an independent business consultant  for more than the past five years, concentrating in the area of real estate finance  On May 10, 2004 Mr. Reidy filed for personal bankruptcy in the United States Bankruptcy Court for the Eastern District of Long Island (Case No 8-05-83274-sb) and was discharged under Chapter 7 on March 14, 2006.  The Board has considered Mr. Reidy’s bankruptcy filing and determined that it has no bearing on his efforts on behalf of the Company.

We have determined that due to our early stage of development and our small size, the present adoption of a code of ethics is not appropriate.  If we grow we will adopt a suitable code of ethics.

There are no family relationships among our officers and directors except that Mr. Reidy is Mr. Delaney’s uncle.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by: (i) each of the three highest paid persons who are our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 10% of any class of our securities, including those shares subject to outstanding options.

Name and address              Amount owned before the offering    Amount owned after the offering    Percent of class after the

of owner                                                                                                                                                                                offering

John Delaney                                       985,000                                                 887,000                                                    85.5%

Brien Reidy                                                    0                                                          0                                                          0%

All officers and directors                    985,000                                                 887,000                                                    85.5%

    as a group (2 person)

DESCRIPTION OF CAPITAL STOCK

 Introduction

We were established as a Delaware corporation in March 2007. We are authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•              the number of shares and the designation of the series;

•              whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•              whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•              whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•              whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•              the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 20,000,000 shares of common stock. There are 1,037,000 shares of our common stock issued and outstanding on the date of this prospectus which shares are held by 37 shareholders. The holders of our common stock:

•              have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•              are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•              do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•              are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also “Plan of Distribution” subsection entitled "Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible" regarding negative implications of being classified as a "Penny Stock."

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of the company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the board of directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

*              listed on a national securities exchange,

*              included in the national market system by the National Association of Securities Dealers, or

*              held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights

Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Application of the California Corporations Law

California Corporations Code Section 2115 provides that corporations that have a majority of their assets or shareholders located in the State of California, such as us, will be subject to certain provisions of the California Corporations Code primarily relating to dissenter’s rights and other protections for minority shareholders.  These application of these provisions may make it more difficult for us to enter into business combinations or make acquisitions that management and the board believe are in the best interests of the Company and its shareholders.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, 100 2nd Ave South, Suite 300,  St. Petersburg, Florida, 33701, Phone (727) 289-0069

DESCRIPTION OF BUSINESS

FORWARD LOOKING STATEMENT INFORMATION

Certain statements made in this Registration Statement on Form S-1 are “forward-looking statements” regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, technological developments related to surfboarding and related activities, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein particularly in view of the current state of our operations, the inclusion of such information should not be regarded as a statement by us or any other person that our objectives and plans will be achieved. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the factors set forth herein under the headings “Business,” “Risk Factors” and “Plan of Operations.”

OUR PROPOSED BUSINESS

Hamptons Extreme, Inc. (“we” “us” or “the company”) was formed in 2007 to engage in the design, manufacture, distribution and marketing of surfboards and related equipment.  We believe that the exit of certain large manufacturers from the market due to the costs of complying with environmental regulations presents us with a unique market opportunity.   If we are able to have our stock included on the OTCBB we intend to thereafter raise an additional $625,000 to $2,150,000 in private equity capital, rent manufacturing space, purchase the required equipment and design and produce surfboards and related equipment.  We can not be certain that we will be able to raise additional funds and become operational as we have no present or proposed commitments for the necessary financing.  Even if we were to obtain financing, at approximately  three to four months would pass from the receipt of financing until we began manufacturing operations as equipment would have to be purchased and installed and qualified personnel located and hired.

We were incorporated in March 2007, under the laws of the State of Delaware and have not commenced manufacturing, marketing or sales of our product. Our headquarters are presently located at 509 S. San Clemente Street, Ventura, California 93001, which is the residence of our Chief Executive Officer, and our telephone number is (805) 754-9805. We are developing a web site at hamptonsextremesurf.com to help in marketing our products. Any information that may appear on our web site  should not be deemed to be a part of this prospectus.

We intend to begin manufacturing operations within the next six months contingent on the receipt of additional financing of between $600,000 million and $2,125,000.  Our primary focus will be to develop a state of the art regulatory compliant manufacturing facility to produce surfboards with what we believe to be enhanced and superior performance characteristics.

Overview

We intend to develop, manufacture and market vacuum mold composite surfboards. We believe that our product will be accepted by the market due to the manufacturing void left by the closure of Clark Foam, the former world leader in surfboard blank manufacturing.  Clark Foam was faced with the decision to completely redevelop their product and business model, or close, due to numerous violations of EPA environmental codes. If we receive financing and are able to commence production, we will produce  surfboards that will offer the consumer a more environmentally sound alternative to traditional Polyurethane surfboard blanks, as well as provide a longer lasting more durable product. If we receive the proceeds of financing, we will secure office space, hire necessary personnel, further develop the designs of our products, manufacture our product, and seek out partnerships with local, national, international, and internet surfboard retailers to enhance our distribution effort.  All of the following discussion assumes that we are able to receive financing which can not be assured.  If we do not receive financing, we will not become operational.

 Industry Overview

Management believes that surfing is a rapidly growing sport that will continue to grow for the foreseeable future.  Industry estimates are that retail sales increased from $ 6.52 Billion in 2004 to $ 7.46 Billion in 2006, where surfboards accounted for 17% of sales in 2006, up from 11.6% in 2004 (Leisure Trends in the Media, “Surf’s Up. By A Lot”).  In December 2005, the major manufacturer of surfboard blanks, Clark Foam, ceased operations because its use of materials in manufacture violated State of California and Federal regulations relating to volatile organic compounds (“VOC”).  This created an opportunity for new manufacturers and the manufacture of surfboards in the US is now characterized by numerous small manufacturers rather than one large dominant manufacturer.  The Company believes that its design advantages will give it a chance to become a new major manufacturer in this growing market.

Proposed Products and Services

Assuming we receive financing and become operational, our proposed surfboard line will retail for about $700 to $800 at retail and at about a 40% discount at wholesale.  We have executed a lease for a  manufacturing facility of about XX,XXX 2,625 square feet in Camarillo, California for  $3,300 per month.  We plan to open a retail surf shop at the same location as our manufacturing facility and to sell through wholesale channels through distributors and directly to other surf shops.  We may also engage in web based sales and marketing for our products.  We do not plan to market surfboards competitive to ours in our shop, but may offer related apparel and other surf boarding products.   Although we have not conducted any formal studies, we believe that the there is a significant market for our proposed products and that our price points are reasonable.  If our pricing structure does not prove to be reasonable we may be forced to lower our prices and our operating results would be adversely affected.

Planned Sales and Marketing

Assuming we receive financing and are able to become operational, our marketing effort will be a vital part of our operation. We will market direct to retail customers using our retail shop and a possible web site selling effort as well as through other retail channels that may buy from us directly or through wholesalers and distributors.  We also intend to place advertising in periodicals targeted to the surfing community.  Accordingly, we have allocated a significant portion of our operating budget to this marketing effort that may include hiring marketing personnel.  Our proposed factory location will be in an industrial park near two freeways with easy access to certain California beaches that will be an important part of our market.

Manufacturing Operations and Suppliers

We have executed a lease for a 2,625 square foot manufacturing facility in Camarillo, California.  In the manufacture of surfboards, a foam blank is hand shaped using hand tools to our specifications.  Then the hand shaped blank is processed in a vacuum molding machine where we add the epoxy resin. During the vacuum molding process, the epoxy resin mixed with a catalyst and formed around the blank. At this point the board is set on a wooden drying rack to cure. The board then cures over a five day period in which it is then ready to be packed and shipped.  Assuming we become fully operational, our principal supplier of blanks will be HomeBlown US, which has orally indicated to management that it is willing to enter into a supply relationship with us. HomeBlown US is the creator and manufacturer of Biofoam, an environmentally friendly shaping foam, manufactured entirely from plant based compounds. In keeping with our environmental goals we wish to exclusively use Biofoam in all of our surfboards. HomeBlown US is located in San Diego, California making it readily accessible to serve the needs of our company. HomeBlown US’s blanks range in size from 6’ 2” to 10’ 8” and are priced from $43.70 to $108.74 per blank when purchased in quantities from 101 to 200.  We believe that the costs for these blanks is compatible with our proposed pricing structure  In addition to blanks, the other key component of making vacuum composite epoxy surfboards is epoxy resin. We intend to purchase our supplies of this product from West SystemÆ. West System’sÆ’s epoxy is a versatile, high quality, two part epoxy that is easily modified for a wide range of coating and adhesive applications. It is used for construction and repairs requiring superior moisture resistance and high strength. It bonds to fiberglass, wood metal, fabrics, and other composite materials, and is especially suited for marine applications. We plan to use West System’sÆ #105 epoxy resin, wholesaling for $447.86 per 5.29 gallons. As a hardening agent we will be using West System’sÆ  #206 slow hardener for $120.81 per .94 gallon.  These processes are compatible with our proposed cost structure.  We also believe that similar products are available from alternative suppliers at comparable prices.  We intend to purchase our raw materials on open purchase orders and not through any formal supply contracts.

Competition

We currently have no operations and will not have operations unless we receive financing. Until we have operations we will not compete with anyone.  We intend to compete in a fractured and highly competitive surfboard manufacture market.  As a competitor faces competitive pressure it may seek to sell surfboards at prices that undercut our price structure in order to meet cash flow needs or to increase market share.  Our future competitors such as Surftech, Aviso and Firewire are companies with established names, solid market niches, wide arrays of product offerings and marketing networks.  We intend to compete based upon the array of products offered and our unique designs as well as on price and service.

Government Regulation

Management believes that the issues which caused Clark Foam, the largest surfboard foam blank manufacturer in the world, to cease operations was the regulation of a toxic chemical in use called Toluene Di Isocynate, commonly called TDI used in its foam blanks.. Most companies using this chemical have already left California; in 1999, the federal Environmental Protection Agency (EPA) implemented a slightly weaker version of California's existing anti-TDI law, while California itself instituted stronger laws. Clark Foam was found continually in violation of (Cal/OSHA regulation GISO 5155).  We believe that our proposed use of BioFoam will avoid these regulatory issues.  However, we can not predict the impact of future regulations relating to environmental matters and their impact upon our operations.

Employees

As of March 31, 2008 and currently we have no employees. Our officers serve us on a part time basis without compensation. If we become fully operational, we foresee the need for approximately ten manufacturing, three  marketing , six sales personnel and two clerical personnel with the exact numbers determined by management’s judgment of our business’ needs.

Legal Proceedings

We are not party to any legal proceeding and are unaware of any threatened legal proceeding to which we may become subject.

Intellectual Property

We believe that our proposed designs for surfboards are unique and intend to protect our proprietary property rights therein by requiring our future employees to execute non-disclosure agreements.  From time to time we may consider the advisability of applying for patent protection with respect to our future designs and other characteristics of our products.  No assurance can be given that we will ever choose to apply for a patent, that any patent will be granted, that any patent that might be granted will provide meaningful protection to us or not be found to infringe upon the rights granted to others.  As we are not yet operational we have no way to predict whether we will ever apply for a patent or whether our plan to protect our proprietary information will prove effective.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

We are in a developmental stage. Implementing our planned business operation is dependant on the effectiveness of this registration statement and our ability to raise between $625,000 and $2,150,000 of additional capital after all offering expenses paid to a placement agent, attorneys, accountant’s and the like.

Our plan is to utilize such capital we raise as follows:

                                                                                If a Net of                                                                             If a Net of

                                                                                $625,000 is Raised                                                            $2,150,000 is Raised

Establishing Manufacturing

Facility/ Offices                                                   $140,000                                                                               $500,000

Retail Shop                                                           $  25,000                                                                               $  50,000

Equipment                                                            $  75,000                                                                               $150,000

Officer Salaries                                                    $150,000                                                                               $350,000

Marketing Expense                                             $135,000                                                                               $700,000

Working Capital                                                  $100,000                                                                               $400,000

The foregoing are estimates only and any funds may be reallocated based upon management’s evaluation of then existing conditWe believe that we can commence manufacturing within three to four months of receiving financing.  We will have to acquire and install equipment, hire manufacturing and marketing personnel and establish working relationships with suppliers.  We believe that when we sell boards to surf shops that the sales will be on XXXX terms and the time for receipt of payment will require us to maintain significant working capital.  We project that our monthly operating budget will be approximately $---- to $___ per month comprised of rent of $3,300; salaries of $___ to $___ per month and overhead of

INFLATION

Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause a general economic downturn and negatively impact our results. However, the effect of inflation has been minimal over the past three years.

SEASONALITY

We believe that our business will be seasonal in that sales will tend to decrease during winter months.

DESCRIPTION OF PROPERTY

We currently operate out of the residence of our CEO and president John Delaney and will not pay any rent to Mr. Delaney until such time as we generate cash flow from our fund raising activities or operations. When we receive additional funding and need space beyond our present facility, we believe that we will be able to find ample suitable space within our projected budget as set forth above.We have also executed a lease for approximately 2,625 square feet in a mixed use building in Camarillo, California.  The lease provides for a base rent of $3,300 per month commending on September 2, 2008 and is on a month to month basis  If we do not receive the proceeds of a financing, we will default under this lease and lose the facility.  Because the facility is rented on a month to month basis, either the landlord or we can terminate the lease on one month’s notice.  We currently have no intention of terminating this lease.   While we believe that the leased premises will be adequate for our initial needs, should we be required to relocate due to the month to month nature of the lease, or should we require additional space, we believe the same will be available to us on similar terms in the general vicinity of our present facility.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was incorporated on March 19, 2007 at which time 985,000 shares of common stock were issued to the Company’s founder and 15,000 shares of common stock were issued to the Company’s legal counsel for cash at the par value of $0.0001 or $100.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash annual remuneration of each of the three highest paid persons who are officers or directors as a group during our last fiscal year:

Name of individual or identity of group	Capacities in which remuneration was received	Salary	Bonus	Stock Awards	All Other Compensation	Aggregate remuneration
John Delaney	CEO	$0	$0	$0	$0	$0
Brien Reidy	VP	$0	$0	$0	$0	$0

The Company has not paid any compensation in cash to its officer/ director and does not intend to do so until such time as its capital resources are sufficient in the judgment of its Board of Directors.  The Company has not paid and has no present plan to give any compensation other than cash.  The Company does not have any Stock Option Plan or other equity compensation plans.  Neither  Mr. Delaney nor Mr. Reidy will  withdraw any cash compensation from the Company until it receives debt or equity financing or cash flow from operations.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Frank J. Hariton, Esq. owns 15,000 shares of our common stock that are included in this registration statement.

EXPERTS

The financial statements of Hamptons Extreme, Inc. as of December 31, 2007 and for the period from March 19, 2007 (inception) through December 31, 2007, included in this prospectus have been audited by Li & Company, PC, independent registered public accounting firm, and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report containing audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Hamptons Extreme, Inc.

509 S. San Clemente Street

Ventura, California 93001

HAMPTONS EXTREME, INC.

(A DEVELOPMENT STAGE COMPANY)

December 31, 2007

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet at December 31, 2007	F-3

Statement of Operations for the Period from March 19, 2007 (Inception) through December 31, 2007	F-4

Statement of Stockholders’ Deficit for the Period from March 19, 2007 (Inception) through December 31, 2007	F-5

Statement of Cash Flows for the Period from March 19, 2007 (Inception) through December 31, 2007	F-6

Notes to the Financial Statements	F-7 to F-10

Unaudited Interim Financial Statements	F-11 to F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hamptons Extreme, Inc.

(A development stage company)

Ventura, California

We have audited the accompanying balance sheet of Hamptons Extreme, Inc. (a development stage company) (the “Company”) as of December 31, 2007 and the related statement of operations, stockholder’s deficit and cash flows for the period from March 19, 2007 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and the results of its operations and its cash flows for the period from March 19, 2007 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a negative working capital and a deficit accumulated during the development stage at December 31, 2007 and had a net loss and cash used in operations for the period from March 19, 2007 (inception) through December 31, 2007, with no revenues during the period. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

March __, 2008

HAMPTONS EXTREME, INC.

(A Development Stage Company)

Balance Sheet

December 31, 2007

ASSETS

Current Assets:
Cash	$10,479
Total current assets	10,479

TOTAL ASSETS	$10,479

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued expenses	$13,706
Total current liabilities	13,706

Stockholders' Deficit:
Preferred stock: $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-
Common stock: $0.0001 par value; 20,000,000 shares authorized; 1,024,000 shares issued and outstanding	102
Additional paid-in capital	23,998
Deficit accumulated during development stage	(27,327)
Total stockholders’ deficit	(3,227)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$10,479

See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Statement of Operations

For the Period from March 19, 2007 (Inception) through December 31, 2007

Operating Expenses:
Professional fees	$20,000
General and administrative expenses	7,327
Total operating expenses	27,327

Loss before income taxes	(27,327)

Provision for income taxes	-

Net loss	$(27,327)

Net loss per common share - basic and diluted	$(0.03)

Weighted average number of common shares outstanding – basic and diluted	1,006,580

See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Statement of Stockholders’ Deficit

For the Period from March 19, 2007 (Inception) through December 31, 2007

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit

Balance, March 19, 2007 (inception)	1,000,000	$ 100	$ -	$ -	$ 100

Sale of common stock from September 10, 2007 through December 7, 2007 at $1.00 per share	24,000	2	23,998		24,000

Net loss				(27,327)	(27,327)

Balance, December 31, 2007	1,024,000	$ 102	$ 23,998	$ (27,327)	$ (3,227)

See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Statement of Cash Flows

For the Period from March 19, 2007 (Inception) through December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,327)
Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Increase in accrued expenses	13,706
Net Cash Used in Operating Activities	(13,621)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	24,100
Net Cash Provided by Financing Activities	24,100

NET INCREASE IN CASH	10,479

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$10,479

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest	$-
Income taxes	$-
See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A DEVELOPMENT STAGE COMPANY)

Notes to the Financial Statements

December 31, 2007

NOTE 1 - ORGANIZATION AND OPERATIONS

Hamptons Extreme, Inc. (a development stage company) (“Hamptons” or the “Company”) was incorporated on March 19, 2007 under the laws of the State of Delaware. A substantial portion of Hamptons’ activities has involved developing a business plan and establishing contacts and visibility in the marketplace and the Company has not generated any revenue to date. Hamptons plans to produce a new vacuum composite molded surfboard, which is less toxic, more durable, and offers a greater level of performance than other boards.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

            Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash equivalents

            The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred and the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The Company will derive its revenue from sales contracts with customers with revenues being generated upon the shipment of goods. Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the trucking or rail company and title transfers upon shipment, based on either free on board (“FOB”) factory or destination terms; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

Net loss per common share

            Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of December 31, 2007.

Recently issued accounting pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8889 on February 1, 2008. Commencing with its annual report for the fiscal year ending December 31, 2008, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

On September 15, 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s fiscal year ending December 31, 2008 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

The Company is currently in the development stage. The Company intends to produce a new vacuum composite molded surfboard, which is less toxic, more durable, and offers a greater level of performance than other boards; however, the Company has not yet acquired the customers or begun operations.  Its activities as of December 31, 2007 have been organizational and developmental (pre-operational).

As reflected in the accompanying financial statements, the Company had a negative working capital of $3,227 and a deficit accumulated during the development stage of $27,327 at December 31, 2007 and had a net loss and cash used in operations of $27,327 and $13,621 for the period from March 19, 2007 (inception) through December 31, 2007, respectively, and earned no revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

            Sale of common stock

The Company was incorporated on March 19, 2007. Upon the formation, the Company sold 985,000 shares of its common stock to its founder and 15,000 shares of its common stock to the Company’s attorney at the par value price of $0.001 per share.

For the period from September 10, 2007 through December 31, 2007, the Company sold 24,000 shares of its common stock in a private placement at $1.00 per share to 24 individuals for $24,000.

NOTE 5 – INCOME TAXES

At December 31, 2007, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $27,327 that may be offset against future taxable income through 2027. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $4,099 was not considered more likely than not and accordingly, the potential tax benefits of the net operating loss carry-forwards are fully offset by a valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance of approximately $4,099 has been provided for the period from March 19, 2007 (inception) through December 31, 2007.

Components of deferred tax assets as of December 31, 2007 are as follows:

Net deferred tax assets – Non-current:
Expected Federal income tax benefit from NOL carry-forwards	$4,099

Less valuation allowance	(4,099)
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the effective income tax rate to the federal statutory rate for the period from March 19, 2007 (inception) through December 31, 2007

Federal income tax rate	15.0%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%
Effective income tax rate	0.0%

NOTE 6 – SUBSEQUENT EVENTS

For the period from January 1, 2008 through February 27, 2008, the Company sold 10,000 shares of its common stock at $1.00 per share for $10,000 to ten individuals.

HAMPTONS EXTREME, INC.

(A Development Stage Company)

Balance Sheets

March 31, 2008 and December 31, 2007

	2008	2007
	(Unaudited)

Current Assets:
Cash	$9,705	$10,479
Total current assets	9,705	10,479

TOTAL ASSETS	$9,705	$10,479

Current Liabilities
Accrued expenses	$10,206	$13,706
Total current liabilities	10,206	13,706

Stockholders' Deficit:
Preferred stock: $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock: $0.0001 par value; 20,000,000 shares authorized; 1,035,000 and 1,024,000 shares issued and outstanding, respectively	103	102
Additional paid-in capital	34,997	23,998
Deficit accumulated during development stage	(35,601)	(27,327)
Total stockholders’ deficit	(501)	(3,227)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$9,705	$10,479

See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Statement of Operations

For the Three Months ended March 31, 2008 and

For the Period from March 19, 2007 (Inception) through March 31, 2008

(Unaudited)

	Three Months Ended March 31, 2008	For the Period from March 19, 2007 (Inception) Through March 31, 2008
Operating Expenses:
Professional fees	$5,000	$25,000
General and administrative expenses	3,274	10,601
Total operating expenses	8,274	35,601

Loss before income taxes	(8,274)	(35,601)

Provision for income taxes	-	-

Net loss	$(8,274)	$(35,601)

Net loss per common share - basic and diluted	$(0.01)	$(0.04)

Weighted average number of common shares outstanding – basic and diluted	1,030,615	1,010,763

See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Statement of Stockholders’ Deficit

For the Period from March 19, 2007 (Inception) through March 31, 2008

(Unaudited)

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

Balance, March 19, 2007 (inception)	1,000,000	$ 100	$ -	$ -	$ 100

Sale of common stock from September 10, 2007 through December 7, 2007 at $1 per share	24,000	2	23,998		24,000

Net loss				(27,327)	(27,327)

Balance, December 31, 2007	1,024,000	102	23,998	(27,327)	(3,227)

Sale of common stock from January 4, 2008 through March 27, 2008 at $1.00 per share	11,000	1	10,999		11,000

Net loss				(8,274)	(8,274)

Balance, December 31, 2007	1,035,000	$ 103	$ 35,997	$ (35,601)	$ (501)

See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Statement of Cash Flows

For the Three Months ended March 31, 2008 and

For the Period from March 19, 2007 (Inception) through March 31, 2008

(Unaudited)

	Three Months Ended March 31, 2008	For the Period from March 19, 2007 (Inception) Through March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,274)	$(35,601)
Adjustments to reconcile net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	(3,500)	10,206
Net Cash Used in Operating Activities	(11,774)	(25,395)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	11,000	35,100
Net Cash Provided by Financing Activities	11,000	35,100

NET INCREASE (DECREASE) IN CASH	(774)	9,705

CASH AT BEGINNING OF PERIOD	10,479	-
CASH AT END OF PERIOD	$9,705	$9,705

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES
Cash Paid For:
Interest	$-	$-
Income taxes	$-	$-
See accompanying notes to the financial statements.

HAMPTONS EXTREME, INC.

 (A Development Stage Company)

Notes to the Financial Statements

March 31, 2008

(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month period ended March 31, 2008 and the period from March 19, 2007 (inception) through March 31, 2008 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As reflected in the accompanying financial statements, the Company had a negative working capital of $501 and a deficit accumulated during the development stage of $35,601 at March 31, 2008 and had a net loss and cash used in operations of $8,274 and $11,774 for the three month period ended March 31, 2008.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – STOCKHOLDERS’ EQUITY

            Sale of common stock

For the period from January 4, 2008 through March 27, 2008, the Company sold 11,000 shares of its common stock in a private placement at $1.00 per share to 11 individuals for $11,000.

NOTE 4 – SUBSEQUENT EVENTS

For the period from April 1, 2008 through May 19, 2008, the Company sold 2,000 shares of its common stock at $.50 per share to four individuals for $2,000.

PROSPECTUS

HAMPTONS EXTREME

150,000 SHARES

TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                                                                                                                                               2

RISK FACTORS                                                                                                                                                                                                  3

USE OF PROCEEDS                                                                                                                                                                                            7

SELLING STOCKHOLDERS                                                                                                                                                                              8

DETERMINATION OF OFFERING PRICE                                                                                                                                                      9

DIVIDEND POLICY                                                                                                                                                                                             9

MARKET FOR SECURITIES                                                                                                                                                                             9

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                                                                               12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS                                                                      12

DESCRIPTION OF CAPITAL STOCK                                                                                                                                                            12

DESCRIPTION OF BUSINESS                                                                                                                                                                          13

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                                                                                  16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                                                                             17

LEGAL MATTERS                                                                                                                                                                                             17

EXPERTS                                                                                                                                                                                                             17

WHERE YOU CAN FIND MORE INFORMATION                                                                                                                                      17

INDEX TO FINANCIAL STATEMENTS                                                                                                                                                       F-1

Dealer Prospectus Delivery Obligation

Until XXXXX, 2008 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses payable by Hamptons Extreme in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC registration fee	$19.13
Accounting fees and expenses	10,000.00
Legal fees and expenses	15,000.00
Miscellaneous	480.87

Total	$25,500.00

The foregoing are estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation, as amended, provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation, as amended, is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 19, 2007 we issued 985,000 shares of our common stock to John Delaney, our president for $98.50.  On March 19, 2007 we also issued 15,000 shares of our common stock to Frank J. Hariton, Esq for $1.50.  ..  All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  All of the shares issued in such transactions bear an appropriate restrictive legend.

An additional 37,000 shares were issued to 35 shareholders for $37,000 paid in cash ($1.00 per share) during the period from September 10, 2007 to December 7, 2007. These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.  A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part.  The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                The following exhibits are filed with this Registration Statement on Form SB-2.

Exhibit No.	Description
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Subscription Agreement*
4.2	Specimen Stock Certificate*
5.1	Legal Opinion of Frank J. Hariton
10.1	Camarillo Property Lease **
23.1	Consent of Li & Company, PC
23.2	Consent of Frank J. Hariton (included in Exhibit 5.1)

* Previously Filed.

** To be filed by amendment

UNDERTAKINGS

We hereby undertake to:

1.  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

                (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                (iii) Include any additional or changed material information on the plan of distribution.

2.  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5.             The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3–19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

                In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Sherman Oaks, State of California, on __ August 12, 2008

Hamptons Extreme, Inc.,

By: __/s/ John Delaney

Name: John Delaney

Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date
/s/ John Delaney, President	President and Chief Executive Officer and a Director (Principal Executive and Financial Officer)	August 12, __, 2008
/s/ Brien Reidy	Vice President and Secretary (Principal Accounting Officer	August 12, 2008